EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-288446) of Aebi Schmidt Holding AG of our report dated March 19, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers AG
Zurich, Switzerland
March 19, 2026